Exhibit 99.1

NEWS RELEASE

For Immediate Release

Rockwood Completes Sale of Clay-based Additives

Princeton, NJ USA (October 2, 2013) — Rockwood Holdings, Inc. (NYSE: ROC) announced today that on October 1, it closed the sale of Clay-based Additives, a business of the Performance Additives segment, to ALTANA Group, a German based global specialty chemical company.

After all transaction adjustments, fees and taxes, Rockwood received net cash proceeds of over $600 million from the purchase price of $635 million.

Clay-based Additives

The Clay-based Additives business develops and manufactures a range of specialty rheology modifiers and additives. These products are used in a wide variety of applications to modify viscosity, thickness and flow characteristics, and keep solids in suspension. End products in which these additives are used include industrial and architectural coatings, oil and gas drilling fluids, consumer and household care products, and inks, paper and composites. It had net sales of $191.4 million for the year ended December 31, 2012.

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ALTANA Group

The ALTANA Group, headquartered in Wesel, Germany, is a global company with sales of more than EUR 1.7 billion. ALTANA develops and produces high-quality, innovative products in the specialty chemicals business with the matching specialty products for coating manufacturers, paint and plastics processors, the printing and cosmetic industries, and the electrical and electronics industry. ALTANA has 42 production facilities, over 50 service and research laboratories and about 5,360 employees worldwide.

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Rockwood Holdings, Inc. is a leading global specialty chemicals company. Rockwood has a worldwide employee base of approximately 7,100 people and annual net sales of approximately $3.0 billion in 2012 (after adjustment for the sale of Advanced Ceramics business which closed on August 31, 2013). Rockwood focuses on global niche businesses in the specialty chemicals, pigments and additives markets.

For more information on Rockwood, please visit www.rocksp.com.

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Contact:                                                Nahla A. Azmy

Vice President, Investor Relations & Communications

nazmy@rocksp.com

Phone: 609-524-1109

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This press release contains, and management may make, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward looking statements. Words such as “may,” “will,” “should,” “could,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “projects,” “predicts” and “outlook” and similar words and expressions are intended to identify forward-looking statements.  Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives.  Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and are not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission.  Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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